                               CUSTODY AGREEMENT



     THIS CUSTODY AGREEMENT is made on August ____, 1997 between COMMUNITY INVESTMENT PARTNERS III L.P., LLLP, a limited partnership organized under the laws of Missouri and registered as a limited liability limited partnership (the "Partnership"), and CHASEMELLON SHAREHOLDERS SERVICES, L.L.C., a New Jersey limited liability company ("CMSS").

     WHEREAS, the Partnership desires that its Securities (as hereinafter defined) and cash shall be hereafter held and administered by CMSS pursuant to the terms of this Agreement:
     NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the Partnership and CMSS agree as follows:

                                   ARTICLE I

                                 GENERAL TERMS

     Section 1.1 Definitions. The word "Securities" as used herein includes stocks, shares, bonds, debentures, notes, mortgages or other obligations and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

     The words "Officer's Certificate" shall mean a request, direction or certification in writing signed in the name of the Partnership by an officer of a general partner, general partner or a designated employee of CIP Management L.P., LLLP, the Partnership's management company (the "Management Company"), whose name(s) and signature(s) are covered by the most recent certified resolution and incumbency and signature certificate delivered by the Partnership to CMSS pursuant to Section 1.4 hereof.

     Section 1.2 Appointment. The Partnership hereby appoints CMSS as custodian of all its Securities and cash, and CMSS agrees to act as such upon the terms and conditions herein set forth.

     Section 1.3 Delivery. The Partnership will cause to be delivered to CMSS all of its portfolio Securities and cash and will deliver or cause to be delivered to CMSS from time to time all Securities and cash hereafter acquired by the Partnership, which Securities CMSS shall keep safely as custodian for the Partnership and which cash shall be deposited with CMSS for the account of the Partnership. These Securities and cash held by CMSS shall at all times be subject to the instructions of the Partnership as set forth in an Officer's Certificate or an Officer's Certificate accompanied by a certificate of a general partner of the Partnership pursuant to the terms of this Agreement.

     Section 1.4 Names, Titles and Signatures of the Management Company's Officers. The Partnership will certify to CMSS a resolution indicating the names and signatures of the persons authorized to sign under Section 1.1 hereof, together with any changes which may occur from time to time. In the event that any person named in the most recent certification shall cease to be an officer of a general partner, general partner or employee of the Management Company, the Partnership will furnish CMSS with an Officer's Certificate advising it to that effect. In the absence of such Officer's Certificate, CMSS shall be entitled to rely, as aforesaid, upon the names and signatures given in said most recent certification.
                                 ARTICLE II

                       RECEIPT AND DISBURSEMENT OF MONEY

     Section 2.1 Accounts. CMSS shall open and maintain a separate account or accounts in the name of the Partnership, subject only to draft or order by CMSS acting pursuant to the terms of this Agreement. CMSS shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Partnership.

     Section 2.2 Disbursements. CMSS shall make payments of cash to, or for the account of, the Partnership from such cash only:

          (a) upon the purchase of Securities for the portfolio of the Partnership and the delivery of such Securities to CMSS, registered in the name of the Partnership or of the nominee of CMSS referred to in Section 3.4 or in proper form for transfer;

          (b) for the payment of interest, dividends, taxes, management or supervisory fees or operating expenses (including, without limitation thereto, fees and expenses for printing, legal, accounting and auditing services);

          (c) for payments in connection with the conversion, exchange or surrender of Securities owned or subscribed to by the Partnership held by or to be delivered to CMSS;

          (d) for deposit in a commercial account or accounts as may be designated by the Partnership, and for subsequent withdrawal by the Partnership or its disbursing agent or agents, available funds in amounts necessary for the payment of such distributions to limited partners as may from time to time be declared by the General Partners of the Partnership; or

          (e)  for other proper Partnership purposes.

     Section 2.3 Officers' Certificates. Before making any such payment CMSS shall receive (and may rely upon) an Officer's Certificate requesting such payment and stating that it is for the purpose permitted under the terms of items (a), (b), (c) or (d) of Section 2.2. In respect of item (e), CMSS will take such action only upon receipt of an Officer's Certificate, accompanied by a certificate of a general partner of the Partnership, specifying the amount of such payment, setting forth the purpose for which such payment is to be made (which may include the purchase of venture capital investments), declaring such purpose to be a proper purpose of the Partnership, and naming the person or persons to whom such payment is to be made.

     Section 2.4 Checks, Drafts and Other Orders. CMSS is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by CMSS for the account of the Partnership. Without an Officer's Certificate from the Partnership, CMSS shall make cash disbursements for expenses in handling Securities, including stamp taxes, and other similar items in connection with its duties under this Agreement and including the reimbursement of CMSS for its out-of-pocket expenses incurred in the performance of its duties hereunder and CMSS shall advise the Partnership once each business day of disbursements so made.


                                  ARTICLE III

                                   SECURITIES
     Section 3.1 Receipt of Securities. CMSS shall hold in a separate account, pursuant to the provisions hereof, all Securities received by it from or for the account of the Partnership. All such Securities are to be held or disposed of by CMSS for, and subject at all times to the instructions of the Partnership as set forth in an Officer's Certificate pursuant to the terms of this Agreement.

     Section 3.2 Transfer, Exchange, Redelivery, Etc. of Securities. CMSS shall have sole power to release or deliver any Securities of the Partnership held by it pursuant to this Agreement. CMSS agrees to transfer, exchange or deliver Securities held by it hereunder only:
          (a) upon sales of such Securities for the account of the Partnership and simultaneous receipt by CMSS of payment thereof;

          (b) when such Securities are called, redeemed or otherwise become payable;

          (c) for examination by any broker selling any such Securities in accordance with "street delivery" custom;

          (d) in exchange for or upon conversion into other Securities alone or other Securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

          (e) upon conversion of such Securities pursuant to their terms into other Securities;

          (f) upon exercise of subscription, purchase or other similar rights represented by such Securities;

          (g) for the purpose of exchanging interim receipts or temporary Securities for definitive Securities; or

          (h)  for other proper Partnership purposes.

     As to any deliveries made by CMSS pursuant to items (b), (d), (e), (f) and
(g), Securities or cash receivable in exchange therefor shall be deliverable to CMSS.

     Section 3.3 Officer's Certificates. Before making any such transfer, exchange or delivery CMSS shall receive (and may rely upon) an Officer's Certificate requesting such transfer, exchange or delivery and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d), (e),
(f) or (g) of Section 3.2 and also in respect of item (h) CMSS will take such action only upon receipt of an Officer's Certificate, accompanied by a certificate of a General Partner of the Partnership, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper Partnership purpose, and naming the person or persons (each of whom shall be stated in such certificate to be an officer or employee of the Management Company or one of its general partners) to whom delivery of such Securities shall be made.

     Section 3.4 Registration of Securities. Except as otherwise directed by an Officer's Certificate, CMSS shall register all Securities, except such as are in bearer form, in the name of the Partnership in care of the custodian and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any State. CMSS shall use its best efforts to the end that the specific Securities held by it hereunder shall be at all times identifiable in its records.

     The Partnership shall from time to time furnish to CMSS appropriate instruments to enable CMSS to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any Securities which it may hold for the account of the Partnership and which may from time to time be registered in the name of the Partnership.

     Section 3.5 Voting and Other Action. Neither CMSS nor any nominee of CMSS shall vote any of the Securities held hereunder by or for the account of the Partnership, except in accordance with the instructions contained in an Officer's Certificate. CMSS shall promptly deliver, or cause to be promptly executed and delivered, to the Partnership all notices, proxies and proxy soliciting materials with relation to such Securities, such proxies to be executed by the registered holder of such Securities (if registered otherwise than in the name of the Partnership), but without indicating the manner in which such proxies are to be voted.

     Section 3.6 Transfer Tax and Other Disbursements. The Partnership shall pay or reimburse CMSS from time to time for any transfer taxes payable upon transfers of Securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by CMSS in the performance of this Agreement.

     CMSS shall, at the direction of the Partnership, execute and deliver such certificates as are provided the Partnership in connection with Securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any regulations of the Treasury Department issued thereunder, or under the laws of any State, to exempt from taxation any exemptible transfers and/or deliveries of any such Securities.

                                   ARTICLE IV

                          OTHER RIGHTS AND OBLIGATIONS

     Section 4.1 Reorganization or Liquidation, Etc. of the Partnership. In the case of the following transactions, not in the ordinary course of business, namely the merger or consolidation or similar reorganization of the Partnership and another business development or investment company or other entity; the sale by the Partnership of all, or substantially all of its assets to another business development or investment company or other entity; or the liquidation or dissolution of the Partnership and distribution of its assets; CMSS shall deliver the Securities held by it under this Agreement and disburse cash only upon receipt of an Officer's Certificate together with advice of counsel reasonably satisfactory to CMSS (who may be counsel for the Partnership) to the effect that all necessary Partnership action theretofore has been taken, or, concurrently with CMSS action, will be taken. In no event, however, shall CMSS as custodian be deemed to be the agent of the Partnership for purposes of merger, consolidation, reorganization, sale of assets, liquidation or dissolution.

     Section 4.2  CMSS Acts Not Requiring Officer's Certificate.

          (a) Unless and until CMSS receives an Officer's Certificate to the contrary, CMSS shall:
                  (i) Present for payment all coupons and other income items held by it for the account of the Partnership which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Partnership;

                  (ii) Hold for the account of the Partnership hereunder all stock dividends, rights and similar Securities issued with respect to any Securities held by it hereunder; and

                  (iii) At the direction of the Partnership, execute as agent on behalf of the Partnership all necessary ownership certificates as are provided by the Partnership required by the Internal Revenue Code or the income tax regulations of the United States Treasury Department or under the laws of any State now or hereafter in effect, inserting the Partnership's name on such certificates as the owner of the Securities covered thereby, to the extent it may lawfully do so.

          (b) With respect to Securities of foreign issue, while CMSS will use its best efforts to collect any moneys which may to its knowledge become collectible arising from such Securities, including dividends, interest and other income, and to notify the Partnership of any call for redemption, offer of exchange, right of subscription, reorganization or other proceedings affecting such Securities, it is understood that CMSS shall be under no responsibility for any failure or delay in effecting such collections or giving such notices, whether or not relevant information is published in any financial service available to it.

          (c) CMSS shall not be under any obligation or duty to take action to effect collection of any amount, if the Securities (domestic or foreign) upon which such amount is payable are in default and payment is refused after due demand or presentation. CMSS will, however, promptly notify the Partnership in writing of such default and refusal to pay.

     Section 4.3  No Obligation.

          (a) CMSS shall be under no duty or obligation to inquire into and shall not be liable for:

                  (i) the validity of the issue of any Securities purchased by or for the Partnership, the legality of the purchases thereof or the propriety of the amount paid therefor;

                  (ii) the legality of any sale of any Securities by or for the Partnership or the propriety of the amount for which the same are sold;

                  (iii) the legality of an issue or sale of any units of limited partnership interest of the Partnership or the sufficiency of the amount to be received therefor;

                  (iv) the legality of the repurchase of any units of limited partnership interest of the Partnership or the propriety of the amount to be paid therefor;

                  (v) the legality of the declaration of any distribution by the Partnership or the legality of the issue of any Securities held by the Partnership as a payment in kind of such distribution; and

                  (vi) any property or moneys of the Partnership unless and until received by it, and any such property or moneys delivered or paid by it pursuant to the terms hereof.

          (b) CMSS shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the account of the Partnership are such as may properly be held by the Partnership under the provisions of its Agreement of Limited Partnership, as amended or restated from time to time, any federal or state statutes or any rule or regulation of any governmental agency.

     Section 4.4 Reports by CMSS. CMSS shall furnish the Partnership quarterly, or on such other basis, whether daily, weekly, or monthly, as the Partnership may request, with advice of all transactions and entries for the account of the Partnership, reflected on a daily basis. CMSS shall furnish the Partnership, at the close of each quarter of the Partnership's fiscal year (which is December 31), with a list of the Securities held by it for the Partnership hereunder. The books and records of CMSS pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of and auditors employed by the Partnership, its general partners or their partners.

     Section 4.5 Compensation. The Partnership shall pay to CMSS compensation for its services under this Agreement in accordance with the schedule of charges heretofore agreed upon, or in accordance with any amended schedule of charges which may in the future be substituted therefore by mutual agreement.

     In the event of any advance of cash for any purpose made by CMSS pursuant to an Officer's Certificate as hereinabove specified, or in the event that CMSS or its nominee shall incur or be assessed any taxes, charges, expenses (including counsel fees), assessments, claims or liabilities in connection with the performance of this Agreement, the Partnership shall indemnify and reimburse CMSS therefor and any property at any time held for the account of the Partnership shall be security therefor.

                                   ARTICLE V

                            DURATION AND TERMINATION

     Section 5.1 Termination. This Agreement may be terminated at any time without penalty by written notice delivered by either party to the other.

     Section 5.2 Effective Date. The effective date of termination shall be as specified in such notice, except that at the option of CMSS or the Partnership, the effective date of the termination may be postponed to a date not more than sixty (60) days from the date of the delivery of such notice in order to give CMSS an opportunity to prepare for the transfer of the Partnership's assets, or to give the Partnership an opportunity to make suitable arrangements for a successor custodian.

     Section 5.3 Acts Upon Termination. Upon termination of this Agreement, CMSS shall deliver at its office all Securities and cash held by it to such bank or trust company eligible to serve as custodian as the Partnership may designate, unless the Partnership shall have furnished to CMSS an Officer's Certificate advising that a successor custodian cannot be found willing and able to act upon reasonable and customary terms and that there has been submitted to the limited partners of the Partnership the question of whether the Partnership shall be liquidated. In that event the said Securities and cash shall be delivered subject as aforesaid, in accordance with such action as has been approved by the requisite vote of limited partners upon receipt of a copy of the minutes of the meeting of limited partners at which such action was taken, certified by a General Partner of the Partnership.

     Section 5.4 Eligibility of Custodian. A bank or trust company shall be deemed eligible to serve as custodian for the purpose of this paragraph if it is authorized under the laws of the United States, or the State in which it has its corporate existence, to act as custodian and it has a reported capital, surplus and undivided profits aggregating not less than $4,000,000 with respect to which CMSS shall be entitled to rely upon the certificate of an officer of such bank or trust company.

                                   ARTICLE VI

                                 MISCELLANEOUS

     Section 6.1 Indemnification and Liability. CMSS shall not incur liability to anyone and shall be indemnified and held harmless by the Partnership from and against all liability, claims, demands, actions, suits, costs or expense (including the fees of its counsel) for anything done or suffered by CMSS in good faith in accordance with an Officer's Certificate or pursuant to the terms of this Agreement. CMSS may apply for and obtain the advice and opinion of counsel to the Partnership or its own counsel with respect to questions of law and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. In the performance of its duties hereunder, CMSS shall be held only to the exercise of reasonable care and diligence. CMSS shall be protected in any action taken or omitted by it in reliance upon an Officer's Certificate, notice, request, certificate or other instrument reasonably believed by it to be genuine.

     Section 6.2 Notice. Any notice or other instrument in writing authorized or required by this Agreement to be given to either party hereto shall be sufficiently given if addressed to such party and mailed or delivered to it at its office at the address set forth below:
                In the case of the Partnership:

                Community Investment Partners III L.P., LLLP
                12555 Manchester Road
                St. Louis, Missouri  63131
                Attention:  Daniel A. Burkhardt

                In the case of CMSS:

                ChaseMellon Shareholder Services, L.L.C.
                510 Locust Street
                P.O. Box 14737
                St. Louis, Missouri  63178

or at such other place as such party may from time to time designate in writing.

     Section 6.3 Assignment. This Agreement shall be binding upon and shall insure to the benefit of the parties hereto and their respective successors and assigns, provided, however, that this

Agreement shall not be assignable by the Partnership without the written consent of CMSS or by CMSS without the written consent of the Partnership.

     Section 6.4 Governing Law. This Agreement shall be construed and governed in accordance with the laws of the State of Missouri.

     Section 6.5 Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and such counterparts together shall constitute but one instrument.

     Section 6.6 Additional Provisions. The terms and provisions of Exhibit A are hereby incorporated herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Custody Agreement to be executed and the corporate seal of CMSS to be affixed hereto as of the date first above written by their respective officers thereunder duly authorized.

                         COMMUNITY INVESTMENT PARTNERS III L.P., LLLP

                                By: CIP Management L.P., LLLP, its Managing
                                       General Partner

                                       By: CIP Management, Inc., its Managing
                                               General Partner


                                               By:
                                                   ----------------------------
                                               Name:   Daniel A. Burkhardt
                                               Title:  President

Attest:

--------------------


                         CHASEMELLON SHAREHOLDER SERVICES, L.L.C.

                                By:
                                   ----------------------------------
                                Name:
                                      -------------------------------
                                Title:
Attest:                               -------------------------------

-------------------
Assistant Secretary

                                   EXHIBIT A

               GENERAL TERMS AND CONDITIONS FOR CUSTODY AGREEMENT


     The following provisions shall be part of the Custody Agreement to which this Exhibit is attached:

           1. The duties of CMSS shall be as expressed under the Agreement and CMSS shall have no implied duties. The permissive right or power to take any action shall not be construed as a duty to take action under any circumstances and CMSS shall not be liable except in the event of its negligence or willful misconduct.

           2. CMSS shall not be obligated to risk its own funds in the administration of the account and shall have a lien against any funds, securities or other property in its possession or control for its fees, expenses and advancements. CMSS need not take any action under the Agreement which may involve it in any expense or liability until indemnified to its satisfaction for any expense or liability it reasonably believes it may incur.

           3. Any recitals contained in the Agreement shall be deemed to be those of the Partnership and not those of CMSS.

           4. Unless specifically required by the Agreement, CMSS shall not be required to give any bond or surety or report to any Court despite any statute, custom or rule to the contrary.

           5. In the event CMSS becomes involved in litigation by reason of the administration of this agreement, it is hereby authorized to deposit with the Clerk of the Court in which the litigation is pending any and all funds, securities, or other property held by it under the Agreement, less its fees, expenses and advances, and shall stand fully relieved and discharged of any further duties. Also, in the event CMSS is threatened with litigation by reason of the Agreement, it is hereby authorized to file an interpleader action in any court of competent jurisdiction and to deposit with the Clerk of such Court any funds, securities, or other property held by it, less its fees, expenses and advances, and thereupon shall stand fully relieved and discharged of any further duties.

           6. Unless specifically required by the terms of the Agreement, CMSS need not take notice of or enforce, any other document or relationship, including, without limiting the generality of the foregoing, any contract, settlement, arrangement, plan, assignment, pledge, release, decree or the like, but its duties shall be solely as set out in the Agreement.